SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed Information Statement provides important information regarding new managers that have been appointed to one or more of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of the agreements with the new managers, which were selected by Strategic Advisers LLC, which is the adviser to the Strategic Advisers Funds and the portfolio manager for the Fidelity managed account program. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. You may not hold all of the funds discussed in this document. No other action is required by you.

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

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IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® CORE INCOME FUND

STRATEGIC ADVISERS® SMALL-MID CAP FUND

STRATEGIC ADVISERS® MUNICIPAL BOND FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Core Income Fund, Strategic Advisers® Small-Mid Cap Fund, and Strategic Advisers® Municipal Bond Fund (each, a Fund and collectively, the Funds), each a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about May 10, 2022, to shareholders of record as of April 4, 2022. This Information Statement is intended to inform you that one or more new sub-advisers have been appointed to your fund(s). No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on March 10, 2022 of the following new sub-advisory and sub-subadvisory arrangements:

Fund	Sub-Adviser or Sub-Subadviser
Strategic Advisers® Core Income (Core Income Fund)	BlackRock Investment Management, LLC (BlackRock or New Sub Adviser)
BlackRock International Limited (BIL or New Sub-Subadviser)
BlackRock (Singapore) Limited (BSL or New Sub-Subadviser)
Strategic Advisers® Small-Mid Cap Fund (Small-Mid Cap Fund)	GW&K Investment Management, LLC (GW&K or New Sub-Adviser)
Strategic Advisers® Municipal Bond Fund (Municipal Bond Fund)	Western Asset Management Company, LLC (Western Asset or New Sub-Adviser)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint BlackRock as an additional sub-adviser and BIL and BSL as additional sub-subadvisers for Core Income Fund, GW&K as an additional sub-adviser for Small-Mid Cap Fund, and Western Asset as an additional sub-adviser for Municipal Bond Fund, and to discuss the terms of each new sub-advisory agreement with BlackRock, GW&K, and Western Asset (each, a Sub-Advisory Agreement and collectively, the Sub-Advisory Agreements), and the new sub-subadvisory agreements with BIL and BSL (each, a Sub-Subadvisory Agreement and collectively, the Sub-Subadvisory Agreements; and together with the Sub-Advisory Agreements, the Agreements). This is a joint Information Statement for multiple series of the Trust. You may not own shares of all Funds included in this Information Statement. Shares of the Funds are offered exclusively to certain clients of Strategic Advisers or its affiliates and are not available for sale to the general public.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers and the Trust by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each of BlackRock, GW&K, and Western Asset as an additional sub-adviser, and each of BIL and BSL as an additional sub-subadviser, to each applicable Fund and approved each Agreement at a meeting on March 10, 2022. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each of BlackRock, GW&K, Western Asset, BIL, and BSL under the terms of the applicable Agreement was in the best interest of each applicable Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of each Fund in accordance with its respective investment objective, policies and limitations pursuant to a management contract (each, a Management Contract and collectively, the Management Contracts) for each Fund that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Core Income Fund	March 5, 2010	August 20, 2010
Small-Mid Cap Fund	March 5, 2010	August 20, 2010
Municipal Bond Fund	June 3, 2021	June 16, 2021

The Management Contracts for Core Income Fund and Small-Mid Cap Fund were most recently renewed by the Board, including a majority of the Independent Trustees, on September 1, 2021. Strategic Advisers is authorized, in its discretion, to allocate each Fund’s assets pursuant to its investment strategy. In addition, Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining each Fund’s records; maintaining the registration and qualification of each Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fees payable monthly to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for each Fund through the expiration dates shown in the table below. Strategic

Advisers has also contractually agreed that the maximum aggregate annual management fee rate of a Fund will not exceed the rate shown in the table below for such Fund:

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Core Income Fund	0.25%	0.60%	September 30, 2024
Small-Mid Cap Fund	0.25%	1.10%	September 30, 2024
Municipal Bond Fund	0.25%	0.60%	September 30, 2024

Strategic Advisers may not discontinue or modify the management fee waiver prior to its expiration date without the approval of the Board. The addition of each New Sub-Adviser and New Sub-Subadviser will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver arrangement discussed above, for each applicable Fund.

In addition to the New Sub-Advisers and New Sub-Subadvisers, the following serve as sub-advisers or sub-subadvisers to the Funds:

Fund	Existing Sub-Advisers and Sub-Subadvisers
Core Income Fund	FIAM LLC (FIAM), FMR Investment Management (UK) Limited (FMR UK), Fidelity Management & Research (Hong Kong) Limited (FMR H.K.), Fidelity Management & Research (Japan) Limited (FMR Japan), PGIM, Inc., PGIM Limited, TCW Investment Management Company LLC
Small-Mid Cap Fund	AllianceBernstein L.P., ArrowMark Colorado Holdings, LLC, Boston Partners Global Investors, Inc., FIAM, FMR UK, FMR H.K., FMR Japan, FIL Investment Advisors (FIA), FIL Investment Advisors (UK) Limited (FIA (UK)), Geode Capital Management, LLC (Geode), J.P. Morgan Investment Management Inc., LSV Asset Management, Portolan Capital Management, Rice Hall James & Associates, LLC, River Road Asset Management, LLC, Victory Capital Management, Inc.
Municipal Bond Fund	Delaware Investments Fund Advisers, a series of Macquarie Investment Management Business Trust, FIAM, FMR UK, FMR H.K., FMR Japan, MacKay Shields LLC, Massachusetts Financial Services Company, T. Rowe Price Associates, Inc

FIAM, FMR UK, FMR H.K., and FMR Japan are affiliates of Strategic Advisers.

The following tables show Management Fees paid by Core Income Fund and Small-Mid Cap Fund to Strategic Advisers and sub-advisory fees paid by Strategic Advisers, on behalf of Core Income Fund and Small-Mid Cap Fund, to each Fund’s sub-advisers during the fiscal period ended February 28, 2022. Municipal Bond Fund commenced operations on June 17, 2021 and has not yet completed a fiscal year.

Fund	Management Fees Paid to Strategic Advisers(1)	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the Fund(1)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s) as a % of Average Net Assets of the Fund
Core Income Fund	$13,666,739	0.03%	$6,586,447	0.01%
Small-Mid Cap Fund	$32,753,557	0.34%	$32,129,993(2)	0.34%(2)

Fund	Sub-Advisory Fees Paid by Strategic Advisers to FIAM	Sub-Advisory Fees Paid by Strategic Advisers to FIAM as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by Strategic Advisers to Geode	Sub-Advisory Fees Paid by Strategic Advisers to Geode as a % of Average Net Assets of the Fund
Core Income Fund	$7,078,364	0.02%	–	–
Small-Mid Cap Fund	$502,922	0.01%	$117,325	0.00%

(1)	After waivers reducing management fees in the amount of $113,467,560 for the Core Income Fund and $23,966,741 for the Small-Mid Cap Fund.

(2)	Excludes sub-advisory fees paid to Geode. No sub-advisory fees were paid to FIA during the fiscal period ended February 28, 2022.

Differences between the amount of the management fees paid by each Fund to Strategic Advisers and the aggregate amount of the sub-advisory fees paid by Strategic Advisers, on behalf of each Fund, to the sub-advisers, may be due to expense estimates, which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISERS AND NEW SUB-SUBADVISERS

On March 10, 2022, pursuant to the “managers of managers” arrangement, the Board approved separate agreements with each New Sub-Adviser and New Sub-Subadviser on behalf of each applicable Fund. Pursuant to each Sub-Advisory Agreement, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of the applicable Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments. Pursuant to each Sub-Subadvisory Agreement, BIL and BSL have day-to-day responsibility for choosing investments for the portion of assets of the Core Income Fund allocated to BIL and BSL, respectively, by BlackRock.

Pursuant to each Agreement, each New Sub-Adviser and New Sub-Subadviser provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the respective Fund, the Board, or Strategic Advisers (or BlackRock in the case of each Sub-Subadvisory Agreement) may impose. Each New Sub-Adviser will vote the respective Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted each New Sub-Adviser, and BlackRock has granted BIL and BSL, authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the respective Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the respective Fund, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund. BlackRock, and not the Core Income Fund, pays the fees due to BIL and BSL under the terms of each Sub-Subadvisory Agreement.

Each Agreement may be terminated on sixty days’ written notice to the New Sub-Adviser or New Sub-Subadviser as applicable: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. Each Sub-Advisory Agreement is terminable, without penalty, by the applicable New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. Each Sub-Subadvisory Agreement is terminable, without penalty, by BlackRock and BIL or BSL, as applicable, upon 90 days’ written notice to the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to the applicable Fund. Each Sub-Subadvisory Agreement will also terminate in the event of the termination of the sub-advisory agreement with BlackRock for the Core Income Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT BlackRock, BIL, and BSL

BlackRock’s main office is located at 1 University Square Drive, Princeton, New Jersey 08540. BIL is located at 12 Throgmorton Avenue, Drapers Gardens, London EC2N 2DL, United Kingdom, and BSL is located at Twenty Anson, 20 Anson Road, Singapore 079912. BlackRock, BIL, and BSL are not affiliated with Strategic Advisers.

Investment Process

BlackRock will manage its allocated portion of the Core Income Fund with a Total Return Strategy and will typically invest more than 90% of its allocated assets in a diversified portfolio of fixed-income securities such as corporate bonds and notes, mortgage-backed securities, asset-backed securities, convertible securities, preferred securities and government obligations. Both U.S. and foreign companies and governments may issue these securities. While BlackRock will normally invest at least 80% of the allocated assets in bonds and invests primarily in investment grade fixed-income securities, BlackRock may invest in fixed-income securities of any duration or maturity, subject to applicable investment guidelines.

Directors and Executive Officers

The following are the directors, executive officers, and control persons of BlackRock. Unless otherwise noted, the address of each is 1 University Square Drive, Princeton, New Jersey 08540.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Laurence Fink	Chief Executive Officer
Robert Kapito	President
Christopher J. Meade	General Counsel, Chief Legal Officer, Senior Managing Director
Philippe Matsumoto	Treasurer, Managing Director
Robert Goldstein	Chief Operating Officer, Senior Managing Director
Gary Shedlin	Chief Financial Officer, Senior Managing Director
Charles Park	Chief Compliance Officer
R. Andrew Dickson III	Secretary
CONTROL PERSON
Name	Relationship
Trident Merger, LLC	Sole Member of BlackRock
BlackRock, Inc.	Sole Shareholder of Trident Merger, LLC

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of BlackRock.

The following are the directors, executive officers, and control persons of BIL. Unless otherwise noted, the address of each is 12 Throgmorton Avenue, Drapers Gardens, London EC2N 2DL, United Kingdom.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Rachel Lord	Chief Executive Officer, Executive Director
Colin McDonald	Chief Financial Officer
Nicholas Gibson	Chief Compliance Officer, Managing Director
BlackRock Company Secretarial Services (UK) Limited	Secretary
Ed Fishwick	Executive Director
Stacey Mullin	Chief Operations Officer, Executive Director
James Charrington	Non-Executive Director
Christian Clausen	Non-Executive Director
Eleanor de Freitas	Non-Executive Director
Margaret Young	Non-Executive Director
CONTROL PERSON
Name	Relationship
BlackRock Group Limited	Sole Shareholder of BIL
BlackRock Inc.	Indirect Shareholder of BlackRock Group Limited

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of BIL.

The following are the directors, executive officers, and control persons of BSL. Unless otherwise noted, the address of each is Twenty Anson, 20 Anson Road, Singapore 079912.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Deborah Ho	Chief Executive Officer, Director
Alastair Peters	Chief Financial Officer, Chief Operating Officer
James Phoon	Chief Compliance Officer
Graham Turl	Chief Legal Officer
Patrick Leung	Director
Neeraj Seth	Director
CONTROL PERSON
Name	Relationship
BlackRock (Singapore) HoldCo PTE. Limited	Sole Shareholder of BSL
BlackRock Inc.	Sole Indirect Shareholder of BlackRock (Singapore) HoldCo PTE. Limited

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of BSL.

Investment advisers that are BlackRock affiliates and BIL and BSL also act as investment adviser, sub-adviser or sub-subadviser, as applicable, to series of registered investment companies (or portions thereof) set forth below, which have the same portfolio management team and investment objectives that are similar to the portion of the Fund that may be allocated to BlackRock, BIL and/or BSL pursuant to the Sub-Advisory and/or Sub-Subadvisory Agreements:

Fund	Assets Under Management as of December 31, 2021 (in millions)
Morningstar Total Return Bond Fund	$391.5
BlackRock Total Return Fund	$20,038.9
BlackRock TOTAL RETURN V.I. FUND, a series of BlackRock Variable Series Funds II, Inc.	$860.1

INFORMATION ABOUT GW&K

GW&K’s main office is located at 222 Berkeley Street, Boston, Massachusetts 02116. GW&K is not affiliated with Strategic Advisers.

Investment Process

GW&K’s Small/Mid Cap Growth Strategy focuses on small-cap and more established mid-cap growth companies, with a market cap range typically between $250 million and $10 billion, or within the range of the Russell 2500 Growth Index, and with a dominant or strengthening position within a niche market. We believe that active management through a bottom-up fundamental research process can add significant value in uncovering inefficiencies that exist in smaller cap asset classes. Going back to when GW&K was founded, a bottom-up investment approach was and remains a cornerstone of our investment philosophy. We believe that building portfolios of the best ideas is best accomplished through in-depth fundamental research. GW&K employs a fundamental, research-oriented investment process that is built on the belief that a company’s ability to generate consistent, long-term sustainable earnings growth will drive enhanced stock price performance over time. GW&K attempts to identify the leading players within niche markets by analyzing such characteristics as market share accumulation, improving margins and sales growth.

Directors and Executive Officers

The following are the directors, executive officers, and control persons of GW&K. Unless otherwise noted, the address of each is 222 Berkeley Street, Boston, Massachusetts 02116.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Harold G. Kotler, CFA	Chief Executive Officer, Chief Investment Officer
Thomas F.X. Powers	Co-President
T. Williams Roberts III	Co-President
David J. Rouse	Chief Compliance Officer
CONTROL PERSONS
Name	Relationship
Affiliated Managers Group, Inc. (AMG)	Manager and Sole Member of AMG GWK Holdings, LLC
AMG GWK Holdings, LLC	Manager and Series A Member of AMG Boston Holdings, LLC
AMG Boston Holdings, LLC	Manager Member of GWK

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of GW&K.

GW&K also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to GW&K pursuant to the Agreement:

Fund	Assets Under Management as of December 31, 2021
AMG GW&K Small/Mid Cap Growth Fund	$42,000,000

INFORMATION ABOUT Western Asset

Western Asset’s main office is located at 385 East Colorado Boulevard, Pasadena, California 91101. Western Asset is not affiliated with Strategic Advisers.

Investment Process

Guided by Western Asset’s global investment process, the municipal team will seek to select municipal securities that best meet the Managed Municipal Bond Strategy’s specific objectives, including preservation of capital and maximizing current income exempt from regular income tax. The team will lever firmwide macroeconomic outputs developed from Western Asset’s global investment committees to assess the market environment from growth, inflation, and credit cycle perspectives. These outputs will serve as the basis for the strategy’s interest rate and curve positioning, and will also provide support for fundamental credit analysis which inform sector and issuer positioning.

Ultimately, any bond that is under consideration for investment will be valued based on an internal evaluation of the issuer and its sector, in conjunction with structural considerations such as coupon, maturity, convexity and liquidity risk factors of the underlying security. On a daily basis, the team will utilize robust analytical resources to value each security across these underlying risk factors. Western Asset believes that value can be added to the Managed Municipal Bond Strategy by actively rotating among these risk factors, weighed against our fundamental outlook. Governed by an independent risk management resource, high conviction investment themes are scaled in a diversified approach.

Directors and Executive Officers

The following are the directors, executive officers, and control persons of Western Asset. Unless otherwise noted, the address of each is 385 East Colorado Boulevard, Pasadena, California 91101.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
James W. Hirschmann	Director, President and Chief Executive Officer
Kevin Ehrlich	Chief Compliance Officer
Andrew J. Bowden	Director, Chief Operating Officer
Jennifer M. Johnson	Non-Employee Director
Matthew Nicholls	Non-Employee Director
Jed A. Plafker	Non-Employee Director
Marzo N. Bernardi	Director of Client Service and Marketing
Dennis J. McNamara	Director of Portfolio Operations
Charles A. Ruys de Perez	Secretary and General Counsel
CONTROL PERSON
Name	Relationship
Legg Mason, Inc.	Sole Shareholder of Western Asset
Franklin Resources Inc.	Sole Indirect Shareholder of Western Asset (Sole Shareholder of Legg Mason, Inc.)

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of Western Asset.

Western Asset also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to Western Asset pursuant to the Agreement:

Fund	Assets Under Management as of December 31, 2021
Western Asset Managed Municipals Fund	$4,935,674,160

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Company LLC, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Core Income Fund and Small-Mid Cap Fund through the fiscal period ended February 28, 2022. Municipal Bond Fund commenced operations on June 17, 2021 and has not yet completed a fiscal year.

Fund	Broker	Affiliated With	Transaction Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Core Income Fund	Fidelity Capital Markets	FMR LLC / Strategic Advisers	Strategic Advisers LLC	$664	0.28%
Small-Mid Cap Fund	Fidelity Capital Markets	FMR LLC / Strategic Advisers	AllianceBernstein L.P.	$287	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	AllianceBernstein L.P.	$124	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	Boston Partners Global Investors, Inc.	$786	0.01%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	FIAM LLC	$2,081	0.03%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	FIAM LLC	$181	0.00%

Fund	Broker	Affiliated With	Transaction Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	J.P. Morgan Investment Management Inc.	$100	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	River Road Asset Management, LLC	$10	0.00%

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of February 28, 2022:

Fund	Shares Outstanding
Core Income Fund	4,424,574,292
Small-Mid Cap Fund	616,932,897
Municipal Bond Fund	921,671,706

As of February 28, 2022, the Trustees, Members of the Advisory Board (if any), and officers of each Fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each Fund.

To the knowledge of the Trust, no shareholder had substantial (5% or more) record and/or beneficial ownership with respect to each Fund as of February 28, 2022.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 or write to Fidelity Distributors Company LLC at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company LLC, 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

APPENDIX A

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Strategic Advisers Core Income Fund

In March 2022, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve: (i) a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), BlackRock Investment Management, LLC (BlackRock), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (BlackRock Sub-Advisory Agreement); (ii) a new sub-subadvisory agreement among BlackRock, BlackRock International Limited (BIL), and the Trust on behalf of the fund (BIL Sub-Subadvisory Agreement); and (iii) a new sub-subadvisory agreement among BlackRock, BlackRock (Singapore) Limited (BSL), and the Trust on behalf of the fund (BSL Sub-Subadvisory Agreement and together with the BIL Sub-Subadvisory Agreement, the Sub-Subadvisory Agreements; and the Sub-Subadvisory Agreements together with the BlackRock Sub-Advisory Agreement, the New Agreements). BlackRock, BIL, and BSL are collectively referred to herein as the Sub-Advisers. The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve each New Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of each New Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the fees to be charged under each New Agreements bear a reasonable relationship to the services to be rendered. The Board’s decision to approve each New Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also considered the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structures of the investment personnel compensation programs and whether such structures provide appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the Sub-Advisers’ investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the Sub-Advisers’ analysts have extensive resources, tools, and capabilities that allow them to conduct sophisticated quantitative and/or fundamental analysis. Additionally, in its deliberations, the Board considered the Sub-Advisers’ trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process. The Board also considered the Sub-Advisers’ investments in business continuity planning, including in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered: (i) the nature, extent, quality, and cost of advisory services to be performed by the Sub-Advisers under the New Agreements; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of the Sub-Advisers and their portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Agreements should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. With respect to the BlackRock Sub-Advisory Agreement, the Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to BlackRock. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring BlackRock.

With respect to the Sub-Subadvisory Agreements, the Board considered that BlackRock, and not the fund, will compensate each of BIL and BSL under the terms of the applicable Sub-Subadvisory Agreement, and that the fund and Strategic Advisers are not responsible for any such fees or expenses.

The Board noted that the New Agreements will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board further considered that after allocating assets to BlackRock, the fund’s management fee and total net expenses are expected to increase but are each expected to continue to rank below the competitive peer group medians reported in the June 2021 management contract renewal materials.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because each New Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Agreements will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to BlackRock as assets allocated to BlackRock grow. The Board also noted that it did not consider the possible realization of economies of scale to be a significant factor in its decision to approve the Sub-Subadvisory Agreements because the fund will not bear any additional management fees or expenses under those agreements.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that each New Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that each New Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of each New Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

Strategic Advisers Municipal Bond Fund

In March 2022, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers, Western Asset Management Company, LLC (Western Asset), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board’s decision to approve the New Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. With respect to Western Asset and the New Sub-Advisory Agreement, the Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund’s investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. With respect to Western Asset and the New Sub-Advisory Agreement, the Board reviewed the general qualifications and capabilities of Western Asset’s investment staff that will provide services to the fund, its use of technology, and Western Asset’s approach to managing and compensating its investment personnel. The Board noted that Western Asset’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered the Western Asset’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process. The Board also considered Western Asset’s investments in business continuity planning, including in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by Western Asset under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of Western Asset and its portfolio managers in managing accounts under similar investment mandates.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. With respect to the New Sub-Advisory Agreement, the Board considered the amount and nature of fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to Western Asset. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring Western Asset.

The Board noted that the New Sub-Advisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board further considered that because the fund launched in June 2021 and only certain of its existing sub-advised mandates have been funded, the fund’s projected management fee and total expenses are based on current allocations to funded mandates, and expected initial allocations to unfunded mandates and to Western Asset’s mandate.

With respect to the New Sub-Advisory Agreement, the Board considered that after allocating assets to Western Asset, the fund’s projected management fee is expected to increase and the fund’s projected total net expenses are expected to decrease, and each are expected to continue to rank below the competitive peer group median reported in the June 2021 initial contract approval materials for the fund.

Based on its review, the Board concluded that the fund’s management fee structure and projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the New Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board noted that the fund launched in June 2021, and so the Board will review information regarding the potential of direct and indirect benefits accruing to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, in connection with future renewals of the of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Amended Sub-Advisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board noted that the fund launched in June 2021, and so the Board will review whether there have been economies of scale in connection with the management of the fund during future renewals of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement provides, and the Amended Sub-Advisory Agreement will continue to provide, for breakpoints that have the potential to reduce sub-advisory fees paid to the sub-adviser as assets allocated to the sub-adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the New Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

Strategic Advisers Small-Mid Cap Fund

In March 2022, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve: a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), GW&K Investment Management, LLC (Sub-Adviser), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the fees to be charged under the New Sub-Advisory Agreement bear a reasonable relationship to the services to be rendered. The Board’s decision to approve the New Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also considered the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structures of the investment personnel compensation programs and whether such structures provide appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the Sub-Adviser’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the Sub-Adviser’s analysts have extensive resources, tools, and capabilities that allow them to conduct sophisticated quantitative and/or fundamental analysis. Additionally, in its deliberations, the Board considered the Sub-Adviser’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process. The Board also considered the Sub-Adviser’s investments in business continuity planning, including in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered: (i) the nature, extent, quality, and cost of advisory services to be performed by the Sub-Adviser under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of the Sub-Adviser and its portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. With respect to the New Sub-Advisory Agreement, the Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to the Sub-Adviser. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the Sub-Adviser.

The Board noted that the New Sub-Advisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board further considered that allocating assets to the Sub-Adviser is expected to result in a decrease in the fund’s management fee and total net expenses. The Board also considered that after allocating assets to the Sub-Adviser, the fund’s management fee and total net expenses are each expected to continue to rank below the competitive peer group median reported in the June 2021 management contract renewal materials.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because the New Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Sub-Advisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the Sub-Adviser as assets allocated to the Sub-Adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the New Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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Strategic Advisers is a registered service mark of FMR LLC. © 2022 FMR LLC. All rights reserved.

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